Pages where confidential treatment has been requested are stamped “Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,” and places where information has been redacted have been marked with (***).

EXHIBIT 10.24W

SEVENTY-SECOND AMENDMENT

TO THE

CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT

BETWEEN

CSG SYSTEMS, INC.

AND

TIME WARNER CABLE INC.

This Seventy-second Amendment (the “Amendment”) is made by and between CSG Systems, Inc., a Delaware corporation (“CSG”), and Time Warner Cable Inc. (“TWC”).  CSG and TWC entered into a certain CSG Master Subscriber Management System Agreement executed March 13, 2003, and effective as of April 1, 2003, as amended (the “Agreement”), and now desire to further amend the Agreement in accordance with the terms and conditions set forth in this Amendment.  If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control.  Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement.  Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment.  Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

Whereas, the parties, under the Fifty-ninth Amendment (CSG document no. 2310701) (the “Amendment”), amended the Agreement to provide for, among other matters, revised pricing terms of Additional Statement Page; and

Whereas, the parties have identified an error in the Additional Statement Page monthly fees specified in Section 20(g) of the Amendment; and

Whereas, as a result of discussions between CSG and TWC, the parties agree to amend the Agreement as provided herein.

Now Therefore, CSG and TWC agree to the following upon the Contract Anniversary Date:

1.	Schedule F of the Agreement, “Fee Schedule,” “CSG SERVICES,” Section III.A. Direct Solutions (Print and Mail), subsection II.B. Additional Statement Page Fee Table shall be amended as follows:

Description of Item/Unit of Measure	Frequency		Fee
II. Statement Processing:

B.  Additional Statement Page: (Duplex, Black Print Only). Includes laser imaging, mail handling, and automated insertion of statement page.  Excludes Materials. (per physical page per system principle) (Note 5)

	*******	$	******

2.	All other terms of Section 20(g) of the Amendment shall remain in full force and effect.

THIS AMENDMENT is executed as of the day and year last signed below (the Effective Date”).

TIME WARNER CABLE INC. (“CUSTOMER”)	CSG SYSTEMS, INC. (“CSG”)
By: /s/ Matthew Zelesko	By: /s/ Michael J Henderson
Name: Matthew Zelesko	Name: Michael J. Henderson
Title: Senior Vice President	Title: EVP Sales & Marketing
Date: September 30, 2013	Date: 10/7/13